UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: June 7, 2012

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Imperva, Inc. (the “Company”) held on June 7, 2012, the Company’s stockholders approved the share grant limitations under the Company’s 2011 Stock Option and Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limitations are applicable to the Company’s executive officers among other plan participants.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting on June 7, 2012. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters below, which are described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 20, 2012, were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated.

(1) Holders of the Company’s common stock voted to elect three directors to serve on the Board as Class I directors, each to serve until the Company’s annual meeting of stockholders to be held in 2015 and until his successor is elected and qualified, or until his death, resignation or removal:

Name	For	Withheld	Broker Non-Votes
Michael Boodaei	18,105,259	80,523	708,542
Asheem Chandna	18,154,939	30,843	708,542
Steven Krausz	18,178,099	7,683	708,542

In addition, the following directors’ term of office continued after the Annual Meeting (and were not subject to a vote at the meeting): Theresia Gouw Ranzetta, Shlomo Kramer, Albert Pimentel, Frank Slootman and David Strohm. Ms. Ranzetta and Messrs. Slootman and Strohm are Class II directors, whose term of office will expire at our annual meeting of stockholders to be held in 2013. Messrs. Kramer and Pimentel are Class III directors, whose term of office will expire at our annual meeting of stockholders to be held in 2014.

(2) Holders of the Company’s common stock voted to approve the non-binding advisory resolution on compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation discussion and analysis, compensation tables and narrative discussion:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,156,767	13,598	15,417	708,542

(3) Holders of the Company’s common stock voted to approve the non-binding advisory resolution that every three years is the preferred frequency with which the Company holds a non-binding advisory stockholder vote regarding compensation for its named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
2,763,838	37,204	15,374,347	10,393	708,542

(4) Holders of the Company’s common stock voted to approve the share grant limitations under the Plan for the purposes of Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,510,832	2,663,656	11,294	708,542

(5) Holders of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Abstentions
18,884,269	2,050	8,005

(d) Following the vote of holders of the Company’s common stock to approve the non-binding advisory resolution that every three years is the preferred frequency with which the Company holds a non-binding advisory stockholder vote regarding compensation for its named executive officers, the Company will include a non-binding advisory stockholder vote on compensation for its named executive officers every three years until the next vote on the frequency of stockholder votes on compensation for its named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid Chief Financial Officer

Date: June 8, 2012